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As filed with the Securities and Exchange Commission on June 3, 2009

Registration No. 333-159671

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Steel Dynamics, Inc.
(Exact name of registrant as specified in its charter)

Indiana	35-1929476
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6714 Pointe Inverness Way, Suite 200 Fort Wayne, Indiana 46804 (260) 459-3553	Theresa E. Wagler, Chief Financial Officer 6714 Pointe Inverness Way, Suite 200 Fort Wayne, Indiana 46804 (260) 459-3553
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert S. Walters, Esq. Barrett & McNagny LLP 215 East Berry Street Fort Wayne, Indiana 46802 (260) 423-9551	Andrew R. Schleider Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

                   Approximate date of commencement of the proposed sale to the public: From time to time after this registration statement becomes effective.

                   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

                   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

                   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                   If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

                   If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

                   Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, $0.0025 par value per share

Convertible Senior Notes due 2014

Guaranties by certain Steel Dynamics Subsidiaries(3)	—	—	—

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock and such indeterminate principal amount of convertible senior notes, along with related guarantees, of the registrant as may from time to time be offered at indeterminate prices. Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of any securities that provide for that issuance.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis.

(3)
Guarantees of the debt securities may be issued by subsidiaries of Steel Dynamics, Inc. that are listed under the caption "Table of Additional Registrants." Steel Dynamics, Inc. neither paid nor received any consideration for any of the guaranties. In accordance with Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantee of the debt securities being registered.

 TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant's Principal Executive Office
Admetco, Inc.	Indiana	423930	35-1414016	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Atlantic Scrap and Processing—Wilmington, LLC	North Carolina	423930	83-0418527	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Auburn Investment Company, LLC	Indiana	423930	20-2929000	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Capitol City Metals, LLC	Indiana	423930	35-1937132	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Carolinas Recycling Group, LLC	South Carolina	423930	57-1075008	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Cohen & Green Salvage Co., Inc.	North Carolina	423930	56-0614099	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Global Shredding Technologies Ltd., LLC	Indiana	423930	35-2026465	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Industrial Scrap Corporation	Indiana	423930	35-2064199	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Industrial Scrap, LLC	Indiana	423930	35-2064308	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Jackson Iron & Metal Company, Inc.	Michigan	423930	38-2604041	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
John W. Hancock, Jr., LLC	Virginia	533110	54-0460919	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Lumberton Recycling Company, Inc.	North Carolina	423930	56-1288568	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Lucky Strike Metals, LLC	Indiana	423930	20-2025059	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Marshall Steel, Inc.	Delaware	533110	62-1527726	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Michigan Properties Ecorse, LLC	Indiana	423930	20-4332346	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
New Millennium Building Systems, Inc.	South Carolina	533110	57-0477521	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant's Principal Executive Office
New Millennium Building Systems, LLC	Indiana	533110	35-2083989	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
OmniSource Athens Division, LLC	Indiana	423930	35-2123556	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource Bay City, LLC	Indiana	423930	36-4544347	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource Corporation	Indiana	423930	35-0809317	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource Indianapolis, LLC	Indiana	423930	20-4051458	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource Mexico, LLC	Indiana	423930	26-0194166	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource Southeast, LLC	Delaware	423930	56-2256626	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource Transport, LLC	Indiana	423930	35-2084965	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource, LLC	Indiana	423930	35-2046863	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Raeford Salvage Company, Inc.	North Carolina	423930	56-1288568	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Recovery Technologies, LLC	Indiana	423930	35-1942983	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Roanoke Electric Steel Corporation	Indiana	533110	20-3663442	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Scientific Recycling Group, LLC	Indiana	423930	74-3114069	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
SDI Investment Company	Delaware	533110	51-0397408	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Shredded Products II, LLC	Indiana	533110	20-8714353	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
SOCAR of Ohio, Inc.	Ohio	533110	34-1097158	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant's Principal Executive Office
Steel Dynamics Sales North America, Inc.	Indiana	533110	32-0042039	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Steel of West Virginia, Inc.	Delaware	533110	55-0684304	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Steel Ventures, Inc.	Delaware	533110	55-0740037	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Superior Aluminum Alloys, LLC	Indiana	423930	35-2007173	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
SWVA, Inc.	Delaware	533110	55-0621605	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
The Techs Industries, Inc.	Delaware	533110	20-0540361	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

              The following table sets forth the costs and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby. All of the amounts shown are estimates except for the SEC registration fee.

	Amount
SEC registration fee	$	*
Printing expenses		50,000.00
Legal fees and expenses		150,000.00
Accounting fees and expenses		75,000.00
Trustee's fees and expenses		25,000.00
Miscellaneous expenses		51,000.00

Total	$	*

    *
    Omitted because the registration fee is being deferred pursuant to Rule 456(b).

Item 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware Limited Liability Company

              The Delaware Limited Liability Company Act, Section 18-107, provides that, subject to the company's limited liability company agreement, a limited liability company may indemnify and hold harmless any member, manager or other person from and against any and all claims and demands.

  OmniSource Southeast, LLC

              The Certificate of Formation contains no provisions respecting indemnification. The Amended and Restated Operating Agreement of Recycle South, LLC (now known as OmniSource Southeast, LLC) provides that the company shall advance litigation expenses to a member, manager or officer for any claim against such person in such person's capacity as member, manager or officer.

The Indiana Corporations

              Indiana Business Corporation Law. Chapter 37 of the Indiana Business Corporation Law ("IBCL") provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in a proceeding if (i) the individual's conduct was in good faith, (2) the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests, and, (3) in the case of a criminal proceeding, the individual either had reasonable cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director against reasonable expenses incurred by the director if the director was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation. A corporation may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the corporation with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met. Unless the director has been successful in the defense of a proceeding, a corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law.

              Officers, unless the corporation's articles of incorporation provide otherwise, may be indemnified to the same extent as directors.

              A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, member, manager, employee, or agent. The indemnification provided for or authorized by the IBCL does not exclude other rights to indemnification and that a person may have under a corporation's articles of incorporation, bylaws or certain other duly authorized agreements.

  Steel Dynamics, Inc.
  Steel Dynamics Sales North America, Inc.
  Roanoke Electric Steel Corporation
  OmniSource Corporation
  Industrial Scrap Corporation

              Articles of Incorporation and Bylaws. As permitted by Chapter 37 of the Indiana Business Corporation Law, Article IX of Steel Dynamics, Inc.'s Amended and Restated Articles of Incorporation, Article IV of the Bylaws of Steel Dynamics Sales North America, Inc., and Roanoke Electric Steel Corporation, and the Bylaws of OmniSource Corporation and the Bylaws of Industrial Scrap Corporation provide that we shall indemnify a director or officer against liability, including expenses and costs of defense, incurred in any proceeding, if that individual was made a party to the proceeding because the individual is or was a director or officer, or, at our request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, so long as the individual's conduct was in good faith and with the reasonable belief, in connection with the individual's "official capacity," that the conduct was in our best interests, or, in all other cases, that the conduct was at least not opposed to our best interests. In the case of any criminal proceeding, the duty to indemnify applies so long as the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful. Conduct with respect to an employee benefit plan in connection with a matter the individual believed to be in the best interests of the participants in and beneficiaries of the plan is deemed conduct that satisfies the indemnification standard that the individual reasonably believed that the conduct was at least not opposed to our best interests.

              We may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

              Unless the director has been successful in the defense of a proceeding, in all cases, whether in connection with advancement of expenses during a proceeding, or afterward, we may not grant indemnification unless authorized in the specific case after a determination has been made that indemnification is permissible under the circumstances. The determination may be made either by our board of directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding. Alternatively, the determination can be made by special legal counsel selected by the board of directors or the committee, or by the stockholders, excluding shares owned by or voted under the control of persons who are at the time parties to the proceeding. In the event that a person seeking indemnification believes that it has not been properly provided that person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. In such a proceeding, a court is empowered to grant indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person met the standard of conduct for indemnification.

              We may purchase and maintain, and we do so purchase and maintain insurance on behalf of our directors, officers, employees or agents, insuring against liability arising from his or her status as a director, officer, employee, or agent, whether or not we would have the power to indemnify the individual against the same liability under Article IX. Article IX does not preclude us from providing indemnification in any other manner.

  Admetco, Inc.

              Neither the Articles of Incorporation nor the Bylaws of Admetco, Inc. contain provisions regarding the indemnification of officers or directors.

The Indiana Limited Liability Companies

              Indiana Business Flexibility Act. Chapter 2 of the Indiana Business Flexibility Act provides that, subject to any standards and restrictions set forth in a company's operating agreement, a limited liability company may indemnify and hold harmless any member, manager, agent or employee from and against any and all claims and demands, unless the action or failure to act for which indemnification is sought constitutes willful misconduct or recklessness.

  Shredded Products II, LLC
  Superior Aluminum Alloys, LLC

              Operating Agreements. The Operating Agreements of Shredded Products II, LLC and of Superior Aluminum Alloys, LLC provide that we shall indemnify a person against expenses, judgments, settlements, penalties and fines if such person is made or threatened to be made a party to a proceeding by reason of the fact that the person was or is a manager or member of the company, so long as the manager or member acted in good faith and, when the conduct was taken in such person's official capacity, in a manner reasonably believed by such manager or member to have been in our best interest. In the case of criminal action, indemnification is authorized if the member or manager had reasonable cause to believe the conduct was lawful. Unless the member or manager is successful in a proceeding on the merits, indemnification shall be made only upon a determination that indemnification is permissible because the manager or member met the applicable standard of conduct.

              We may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the person furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

              The inclusion of such indemnification provisions does not preclude us from providing indemnification in any other manner.

  OmniSource, LLC
  Industrial Scrap, LLC

              Operating Agreements. The Operating Agreements of OmniSource, LLC and of Industrial Scrap, LLC provide that we shall indemnify a person against expenses, judgments, settlements, penalties and fines if such person is made or threatened to be made a party to a proceeding by reason of the fact that the person was or is a member, manager or officer of the company, so long as the member, manager or officer acted in good faith and, when the conduct was taken in such person's official capacity, in a manner reasonably believed by such member, manager or officer to have been in our best interest. In the case of criminal action, indemnification is authorized if the member, manager or officer had reasonable cause to believe the conduct was lawful. Unless the member or manager is successful in a proceeding on the merits, indemnification shall be made only upon a determination that indemnification is permissible because the member, manager or officer met the applicable standard of conduct.

              We may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the person furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

              The inclusion of such indemnification provisions does not preclude us from providing indemnification in any other manner.

  Capitol City Metals, LLC
  Auburn Investment Company, LLC
  Recovery Technologies, LLC
  Scientific Recycling Group, LLC
  OmniSource Transport, LLC
  Global Shredding Technologies, Ltd., LLC
  Lucky Strike Metals, LLC
  Michigan Properties Ecorse, LLC
  OmniSource Athens Division, LLC
  OmniSource Bay City, LLC
  OmniSource Indianapolis, LLC
  OmniSource Mexico, LLC

              Operating Agreements. The Operating Agreements of Capitol City Metals, LLC, Auburn Investment Company, LLC, Recovery Technologies, LLC, Scientific Recycling Group, LLC, OmniSource Transport, LLC, Global Shredding Technologies, Ltd., LLC, Lucky Strike Metals, LLC, Michigan Properties Ecorse, LLC, OmniSource Athens, LLC, OmniSource Bay City, LLC, OmniSource Indianapolis, LLC, and OmniSource Mexico, LLC provide that we shall indemnify a person against expenses, judgments, settlements, penalties and fines if such person is made or threatened to be made a party to a proceeding by reason of the fact that the person was or is a member of the company, so long as the member acted in good faith and, when the conduct was taken in such person's official capacity, in a manner reasonably believed by such member to have been in our best interest. In the case of criminal action, indemnification is authorized if the member had reasonable cause to believe the conduct was lawful. Unless the member is successful in a proceeding on the merits, indemnification shall be made only upon a determination that indemnification is permissible because the member met the applicable standard of conduct.

              We may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the person furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

              The inclusion of such indemnification provisions does not preclude us from providing indemnification in any other manner.

  New Millennium Building Systems, LLC

              Operating Agreement. The Amended and Restated Operating Agreement of New Millennium Building Systems, LLC provides that we shall fully indemnify its member for any claim asserted against the member in the member's capacity as a managing member.

The Delaware Corporations

              Delaware General Corporation Law. Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of us and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of us, we may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

  SDI Investment Company

              Bylaws. The Bylaws of SDI Investment Company provide that we shall indemnify a person who is made or is threatened to be made a party to a proceeding by reason of the fact that he or she is or was a director or officer of us or was serving at the request of us as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent authorized by the DGCL. Such indemnification extends to all expense, liability and loss reasonably incurred or suffered by such person, except to the extent related to a proceeding initiated by the person against us and not authorized by the board of directors.

              We may advance or reimburse expenses incurred by a person entitled to indemnification, in advance of final disposition, provided that, if required by the DGCL, the individual furnishes us with a written undertaking to repay the advance if it is ultimately determined that the person is not entitled to indemnification.

              If we fail to pay a claim for indemnification within sixty (60) days after receipt of such claim (or twenty (20) days in the case of an advance), the person seeking indemnification may bring suit against us to recover the claim. If successful in a suit as a claimant or as a defendant in a suit by us to enforce a written undertaking for advances, the person is entitled to the expenses of such suit.

              The inclusion of such indemnification provisions does not preclude us from providing indemnification in any other manner.

              We may purchase and maintain insurance on behalf of its directors, officers, employees or agents, insuring against liability arising from his or her status as a director, officer, employee, or agent, whether or not we would have the power to indemnify the individual against the same liability under the DGCL.

  Steel of West Virginia, Inc.
  SWVA, Inc.

              Certificate of Incorporation. Our Certificates of Incorporation provide that we shall indemnify to the full extent permitted by the DGCL all persons it may indemnify under such law.

  Marshall Steel, Inc.
  Steel Ventures, Inc.

              Certificate of Incorporation. Our Certificates of Incorporation provide that we shall indemnify a person to the full extent permitted by the DGCL against expenses, fines, judgments and amounts paid in settlement actually and reasonably incurred by such person in any threatened, pending or completed proceeding in which the person is involved by reason of the fact that he or she was or is a director or officer of the corporation or was serving another incorporated or unincorporated enterprise in such capacity at the request of us.

  The Techs Industries, Inc.

              Articles of Incorporation and Bylaws. Neither the Articles of Incorporation nor the Bylaws of The Techs Industries, Inc. contains provisions regarding the indemnification of directors or officers.

The Michigan Corporations

              Michigan Business Corporation Act. Under Section 561 of the Michigan Business Corporation Act ("MIBCA"), a Michigan corporations may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

              Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

  Jackson Iron & Metal Company, Inc.

              Articles of Incorporation and Bylaws. The Bylaws of Jackson Iron & Metal Company, Inc. provide that we shall indemnify a director or officer against liability, including expenses and costs of defense, incurred in any proceeding, if that individual was made a party to the proceeding because the individual is or was a director or officer, or, at our request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, so long as the individual's conduct was in good faith and with the reasonable belief, in connection with the individual's "official capacity," that the conduct was in our best interests, or, in all other cases, that the conduct was at least not opposed to our best interests. In the case of any criminal proceeding, the duty to indemnify applies so long as the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful.

              We may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes us a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

              Unless the director has been successful in the defense of a proceeding, in all cases, whether in connection with advancement of expenses during a proceeding, or afterward, we may not grant indemnification unless authorized in the specific case after a determination has been made that indemnification is permissible under the circumstances. The determination may be made either by our board of directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by independent legal counsel. In the event that a person seeking indemnification believes that it has not been properly provided that person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. In such a proceeding, a court is empowered to grant indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person met the standard of conduct for indemnification.

              We may purchase and maintain insurance on behalf of our directors, officers, employees or agents, insuring against liability arising from his or her status as a director, officer, employee, or agent, whether or not we would have the power to indemnify the individual against the same liability.

The Ohio Corporation

              Ohio General Corporation Law. Pursuant to Section 1701.13(E) of the Ohio Revised Code, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common please or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common please or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code. An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

              The indemnification provided for in Section 1701.13(E) of the Ohio Revised Code is not exclusive of any other rights of indemnification to which those seeking indemnification may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

  Socar of Ohio, Inc.

              Articles of Incorporation and Bylaws. Neither the Articles of Incorporation nor the Bylaws of Socar of Ohio, Inc. contains provisions regarding the indemnification of directors or officers.

The South Carolina Corporation

              South Carolina Business Corporation Act. The South Carolina Business Corporation Act of 1988 ("SCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the SCBCA, a South Carolina corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. We may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. We may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not we would have the power to indemnify him against the same liability under the statute.

  New Millennium Building Systems, Inc.

              Articles of Incorporation and Bylaws. Neither the Articles of Incorporation nor the Bylaws of New Millennium Building Systems, Inc. contains provisions regarding the indemnification of directors or officers.

The North Carolina Corporations

              North Carolina Business Corporation Act. Chapter 55 of the North Carolina Business Corporation Act ("NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in a proceeding if (i) the individual's conduct was in good faith, (2) the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests, and in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests; and (3) in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director against reasonable expenses incurred by the director if the director was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation. A corporation may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the person is not entitled to indemnification. Unless the director has been successful in the defense of a proceeding, a corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law.

              Officers, unless the corporation's articles of incorporation provide otherwise, may be indemnified to the same extent as directors.

              A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, member, employee, or agent. The indemnification provided for or authorized by the NCBCA does not exclude other rights to indemnification that a person may have under a corporation's articles of incorporation, bylaws or certain other duly authorized agreements, except as to liability incurred on account of activities known or believed to be clearly in conflict with the best interests of the corporation.

  Cohen and Green Salvage Co., Inc.
  Raeford Salvage Company, Inc.
  Lumberton Recycling Company, Inc.

              Articles of Incorporation and Bylaws. The Restated Articles of Incorporation of Cohen and Green Salvage Co., Inc., Raeford Salvage Company, Inc., and Lumberton Recycling Company, Inc. provide that a director of the corporation shall have no personal liability for breach of any duty as a director, except with respect to acts or omissions that the director knew or believed at the time were clearly in conflict with the best interests of the corporation; liability for unlawful distributions; transactions from which the director derived an improper personal benefit; or acts or omissions occurring prior to the effectiveness of the Restated Articles. The Bylaws of Cohen and Green Salvage Co., Inc., Raeford Salvage Company, Inc., and Lumberton Recycling Company, Inc. provide that, except as modified by the corporation's Articles of Incorporation, the corporation shall indemnify a director or officer against liability, including expenses and costs of defense, incurred in any proceeding, if that individual was made a party to the proceeding because the individual is or was a director or officer, or, at our request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, so long as the individual's conduct was in good faith and with the reasonable belief, in connection with the individual's "official capacity," that the conduct was in our best interests, or, in all other cases, that the conduct was at least not opposed to our best interests. In the case of any criminal proceeding, the duty to indemnify applies so long as the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful. Conduct with respect to an employee benefit plan in connection with a matter the individual believed to be in the best interests of the participants in and beneficiaries of the plan is deemed conduct that satisfies the indemnification standard that the individual reasonably believed that the conduct was at least not opposed to our best interests.

              We may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

              Unless the director has been successful in the defense of a proceeding, in all cases, whether in connection with advancement of expenses during a proceeding, or afterward, we may not grant indemnification unless authorized in the specific case after a determination has been made that indemnification is permissible under the circumstances. The determination may be made either by our board of directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding. Alternatively, the determination can be made by special legal counsel selected by the board of directors or the committee, or by the stockholders, excluding shares owned by or voted under the control of persons who are at the time parties to the proceeding. In the event that a person seeking indemnification believes that it has not been properly provided that person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

In such a proceeding, a court is empowered to grant indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person met the standard of conduct for indemnification.

              We may purchase and maintain, and we do so purchase and maintain insurance on behalf of our directors, officers, employees or agents, insuring against liability arising from his or her status as a director, officer, employee, or agent.

The North Carolina Limited Liability Company

              North Carolina Limited Liability Company Act. The North Carolina Limited Liability Company Act ("NCLLCA"), Sections 57C-3-31 and 57C-3-32 provide that, unless the articles of organization or operating agreement provide otherwise, a limited liability company shall indemnify managers, directors and executives for payments made and liabilities reasonably incurred in the authorized conduct of the company's business or for the preservation of its business or property; and members, managers, directors and executives who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, director or executive against reasonable expenses incurred in connection with the proceeding.

              The indemnification provided for or authorized by the NCLLCA does not exclude other rights to indemnification that a person may have under a limited liability company's articles of organization or operating agreement, except as to liability incurred on account of activities known or believed to be clearly in conflict with the best interests of the limited liability company, transactions from which the person derived an improper personal benefit, or acts or omissions occurring prior to the effective date of the law; however, indemnification may be provided if approved by all members of the limited liability company.

              A limited liability company may purchase and maintain insurance on behalf of an individual who is or was a manager, director, executive, officer, employee, or agent of the limited liability company, or who, while a manager, director, executive, officer, employee, or agent of the limited liability company, is or was serving at the request of the limited liability company as a director, executive, officer, partner, member, manager, trustee, employee or agent of another person against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a manager, director, executive, officer, employee, or agent.

  Atlantic Scrap and Processing—Wilmington, LLC

              The Articles of Organization of Atlantic Scrap and Processing—Wilmington, LLC eliminate the liability of a person who is serving or who has served as a manager for monetary damages for breach of duty as a manager. The 2008 Amended and Restated Operating Agreement provides that the company shall indemnify a person who is made party to a proceeding by reason of the fact that the person is or was a manager or member, if the manager or member acted in good faith and in a manner the person reasonably believed, in the case of conduct taken in such capacity, to be in the best interest of the company, or in all other cases, not opposed to the best interests of the company, or in a criminal case, if the manager or member had reasonable cause to believe such conduct was lawful. Indemnification is mandatory where such person has been successful on the merits or otherwise, in the defense of a proceeding, and otherwise authorized upon a determination that the person met the applicable standard of conduct.

              We may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met, and the facts then known do not preclude indemnification.

              A person will be deemed to have acted in good faith if the action is based on information, opinions reports or statements, including financial statements and other financial data, prepared by a member, manager or employees of the company or another enterprise reasonably believed to be reliable and competent, or the governing body of another enterprise.

The Virginia Limited Liability Companies

              Virginia Limited Liability Company Act. Section 13.1-1009 of the Virginia Limited Liability Company Act permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding.

  John W. Hancock, Jr., LLC

              Operating Agreement. The Amended and Restated Operating Agreement of John W. Hancock, Jr., LLC provides that we shall fully indemnify its member for any claim asserted against the member in the member's capacity as a managing member.

              The indemnification provisions set forth in the constituent documents described above, as well as the authority vested by applicable law in our boards of directors and in the limited liability companies' controlling persons to grant indemnification beyond that which is described above, may be sufficiently broad to provide indemnification of the directors, officers and controlling persons for liabilities arising under the Securities Act.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

              We have obtained liability insurance for the benefit of our directors, officers and controlling persons which provides coverage for losses of directors, officers and controlling persons for liabilities arising out of claims against such persons acting as our officers or directors, or for any of our subsidiaries, due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

ITEM 16.    EXHIBITS

              The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17.    UNDERTAKINGS

                (a)         The undersigned registrant hereby undertakes:

                  (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)  To include any prospectus required by Section10(a)(3) of the Securities Act of 1933;

                     (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                  (2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

                      (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                     (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                (b)         That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (i)  any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

                   (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

                  (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

                  (iv)  any other communication that is an offer in the offering made by the undersigned registrants to the purchaser

                (c)          For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (d)         To file an application for the purpose of determining the eligibility of a trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                (e)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on June 3, 2009.

Steel Dynamics, Inc.
By:	/s/ THERESA E. WAGLER
	Name:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Keith E. Busse	Chairman and Chief Executive Officer (Principal Executive Officer)
* Mark D. Millett	Executive Vice President and Director
* Richard P. Teets, Jr.	Executive Vice President and Director
/s/ THERESA E. WAGLER Theresa E. Wagler	Executive Vice President, Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)
* John C. Bates	Director
* Frank D. Byrne	Director
* Paul B. Edgerley	Director

Name	Title

* Richard J. Freeland	Director
* Dr. Jürgen Kolb	Director
* James C. Marcuccilli	Director
* Joseph D. Ruffolo	Director

Steel Dynamics Sales North America, Inc.
By:	* Name: Keith E. Busse Title: President
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Keith E. Busse	President, Chief Executive Officer and Director (Principal Executive Officer)
* Richard P. Teets, Jr.	Vice President, Assistant Secretary and Director
* Mark D. Millett	Vice President and Director
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President and Director (Principal Financial Officer) (Principal Accounting Officer)

SDI Investment Company
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: President
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

/s/ THERESA E. WAGLER Theresa E. Wagler	President, Chief Financial Officer, and Director (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)
* John J. Koach	Director
* Kent Weber	Director

New Millennium Building Systems, LLC
By:	Steel Dynamics, Inc., its sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Executive Vice President and Chief Financial Officer
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Keith E. Busse	Chairman and Chief Executive Officer (Principal Executive Officer)
* Mark D. Millett	Executive Vice President and Director
* Richard P. Teets, Jr.	Executive Vice President and Director
/s/ THERESA E. WAGLER Theresa E. Wagler	Executive Vice President, Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)
* John C. Bates	Director
* Frank D. Byrne	Director
* Paul B. Edgerley	Director
* Richard J. Freeland	Director

Name	Title

* Dr. Jürgen Kolb	Director
* James C. Marcuccilli	Director
* Joseph D. Ruffolo	Director

John W. Hancock, Jr., LLC
By:	Roanoke Electric Steel Corporation, its sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Keith E. Busse	President and Director (Principal Executive Officer)
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)

Shredded Products II, LLC
By:	Steel Dynamics, Inc., its sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Executive Vice President and Chief Financial Officer
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Keith E. Busse	Chairman and Chief Executive Officer (Principal Executive Officer)
* Mark D. Millett	Executive Vice President and Director
* Richard P. Teets, Jr.	Executive Vice President and Director
/s/ THERESA E. WAGLER Theresa E. Wagler	Executive Vice President, Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)
* John C. Bates	Director
* Frank D. Byrne	Director
* Paul B. Edgerley	Director
* Richard J. Freeland	Director

Name	Title

* Dr. Jürgen Kolb	Director
* James C. Marcuccilli	Director
* Joseph D. Ruffolo	Director

Roanoke Electric Steel Corporation
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Keith E. Busse	President and Director (Principal Executive Officer)
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)

New Millennium Building Systems, Inc.
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Secretary
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Keith E. Busse	President and Director (Principal Executive Officer)
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)

Socar of Ohio, Inc.
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Secretary
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Keith E. Busse	President and Director (Principal Executive Officer)
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)

Steel of West Virginia, Inc. SWVA, Inc. Marshall Steel, Inc. Steel Ventures, Inc.
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Timothy R. Duke	President, Treasurer and Chief Executive Officer (Principal Executive Officer)
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)
* Keith E. Busse	Director

The Techs Industries, Inc.
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Keith E. Busse	President (Principal Executive Officer)
* Mark D. Millett	Vice President and Director
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)

OmniSource Corporation Industrial Scrap Corporation Admetco, Inc. Jackson Iron & Metal Company, Inc.
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Mark D. Millett	President and Chief Operating Officer (Principal Executive Officer)
* Keith E. Busse	Director
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)

OmniSource Mexico, LLC
OmniSource Transport, LLC
OmniSource Southeast, LLC
OmniSource Indianapolis, LLC
OmniSource Athens Division, LLC
Michigan Properties Ecorse, LLC
Recovery Technologies, LLC
Lucky Strike Metals, LLC
Global Shredding Technologies, Ltd., LLC
Auburn Investment Company, LLC
Scientific Recycling Group, LLC
Superior Aluminum Alloys, LLC
OmniSource, LLC
Industrial Scrap, LLC
By:	OmniSource Corporation, sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Mark D. Millett	President and Chief Operating Officer (Principal Executive Officer)
* Keith E. Busse	Director
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)

Atlantic Scrap and Processing—Wilmington, LLC Carolinas Recycling Group, LLC
By:	OmniSource Southeast, LLC, its sole member
By:	OmniSource Corporation, its sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Mark D. Millett	President and Chief Operating Officer (Principal Executive Officer)
* Keith E. Busse	Director
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)

Lumberton Recycling, Inc. Cohen & Green Salvage Co., Inc. Raeford Salvage Company, Inc.
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Marvin Siegel	President (Principal Executive Officer)
* Keith E. Busse	Director
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting (Officer)

Capitol City Metals, LLC
By:	OmniSource Indianapolis, LLC, its sole member
By:	OmniSource Corporation, its sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Mark D. Millett	President and Chief Operating Officer (Principal Executive Officer)
* Keith E. Busse	Director
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)

OmniSource Bay City, LLC
By:	Jackson Iron & Metal Company, Inc., its sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President
Date: June 3, 2009

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 3, 2009.

Name	Title

* Mark D. Millett	President (Principal Executive Officer)
* Keith E. Busse	Director
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)

For each registrant:

*By:	/s/ THERESA E. WAGLER Theresa E. Wagler Attorney- in- Fact

 EXHIBIT INDEX

Exhibit Number		Description
1.1	+	Form of Underwriting Agreement.
3.1a
Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., incorporated herein by reference from Exhibit 3.1a in our Registration Statement on Form S-1, SEC File No. 333-12521, effective November 21, 1996.
3.1b
Amendment to Article IV of the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., effective November 2, 2006, increasing the authorized shares to 200 million, incorporated herein by reference from Exhibit 3.1b to our report on Form 10-Q filed May 7, 2008.
3.1c
Amendment to Article IV of the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., effective March 27, 2008, increasing the authorized common shares to 400 million, incorporated herein by reference from Exhibit 3.1c to our report on Form 10-Q filed May 7, 2008.
3.1d
Amendment to Article IV of the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., effective June 2, 2009, increasing the authorized common shares to 900 million, incorporated herein by reference from Exhibit 3.1d to our report on Form 8-K filed June 3, 2009.
3.2a		Amended and Restated Bylaws of Steel Dynamics, Inc., incorporated herein by reference from Exhibit 3.1 to our Form 8-K filed July 6, 2006.
4.12	*	Form of Convertible Senior Note Indenture.
5.1a	*	Form of Opinion of Barrett & McNagny LLP
5.1b	*	Form of Opinion of Greenberg Traurig LLP
12.1	*	Computation of Ratio of Earnings to Fixed Charges
23.1	*	Consent of Independent Registered Public Accounting Firm
23.2	*	Consent of Barrett & McNagny LLP (included in Exhibit 5.1a)
23.3	*	Consent of Greenberg Traurig LLP (included in Exhibit 5.1b)
24.1	*	Powers of Attorney
25.1	*	Form T-1, Trustee's Statement of Eligibility

+
To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

*
Previously filed

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CALCULATION OF REGISTRATION FEE
TABLE OF ADDITIONAL REGISTRANTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  Item 17. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX